UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2015

FORCEFIELD ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36133	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, Suite 212 New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 672-1786

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 5, 2015, ForceField Energy Inc. (the “Company”), entered into a Settlement Agreement and Mutual General Release of All Claims (the “Agreement”), by and between: the Company; Transpacific Energy, Inc. (“TPE”); Acme Energy, Inc., a Nevada corporation (“ACME”); Anne B. Howard, an individual (“Anne Howard”); Samuel Sami, Ph.D., an individual (“Sami”); Karen Kahn, an individual (“Kahn”); Alexander Goldberg, an individual (“Goldberg”); and John D. Howard, an individual and as receiver for Audrey M. Boston (“John Howard”).   The Agreement, which has an effective date of February 24, 2015, was fully executed on March 5, 2015.

Pursuant to the Agreement, the Company agreed to sell its 50.3% interest in TPE to TPE, Acme, Howard and Sami (collectively, the “TPE Parties”) in exchange for a cash payment of $50,000 and the return of approximately 255,000 shares of the Company’s common stock issued to the TPE Parties in connection with the Company’s acquisition of its 50.3% interest in TPE completed in June 2012.  The acquisition was originally reported in the Company’s Form 8-K filed on May 22, 2012.   The 255,000 shares of common stock returned to the Company have been valued at approximately $1.9 million, based upon the closing share price of $7.49 per share as reported on the Nasdaq market on March 5, 2015. The shares, which have been returned to treasury, will reduce the Company’s outstanding share count from approximately 18.7 million shares outstanding to approximately 18.45 million shares outstanding.  As a result of the transaction and effective immediately, the Company has exited the “ORC waste heat segment” of its business.

In addition to the foregoing, the Agreement provides for the settlement of  the two litigation matters discussed in Item 1 of Part II, of the Company’s Form 10-Q for the quarter ended September 31, 2014, which arose out of the Company’s acquisition of its interest in TPE.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 99.1 and which is incorporated herein by reference.  The Agreement is attached hereto to provide investors with information regarding its terms and is not intended to provide any other factual information about the parties to the Agreement.

Item 2.01   Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure

On March 6, 2015, the Company released a press release announcing the sale of its interest in TPE.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Settlement Agreement and Mutual General Release of all Claims

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCEFIELD ENERGY INC.

Dated: March 6, 2015	By:	/s/ David Natan
David Natan
Chief Executive Officer